     As filed with the Securities and Exchange Commission on August 24, 2000

                                                 REGISTRATION STATEMENT NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                       INVERNESS MEDICAL TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                                    04-3164127
 (State of Incorporation)              (I.R.S. Employer Identification Number)

                               200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02453
                                 (781) 647-3900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                       INVERNESS MEDICAL TECHNOLOGY, INC.
             AMENDED AND RESTATED 2000 STOCK OPTION AND GRANT PLAN
                            (Full Title of the Plan)

                      ------------------------------------

                                  RON ZWANZIGER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       INVERNESS MEDICAL TECHNOLOGY, INC.
                               200 PROSPECT STREET
                          WALTHAM, MASSACHUSETTS 02453
                                 (781) 647-3900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                                 With a copy to:
                              Stephen W. Carr, P.C.
                              Scott F. Duggan, Esq.
                           GOODWIN, PROCTER & HOAR LLP
                                 Exchange Place
                                 53 State Street
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

============================  ========================  =========================  ==========================  ===================

 Title of Securities Being          Amount to be        Proposed Maximum Offering  Proposed Maximum Aggregate       Amount of
         Registered                  Registered              Price Per Share             Offering Price         Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001      750,000 shares          $14.71875(1)               $11,039,063                $2,915
per share


============================  ========================  =========================  ==========================  ===================


(1) This estimate is based on the average of the high and low sales prices on the American Stock Exchange of the Common Stock of Inverness Medical Technology, Inc. on August 22, 2000 pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Inverness Medical Technology, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (b) All other reports filed since the end of the Company's 1999 fiscal year pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"); and

     (c) The description of the Company's common stock contained in its Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on June 14, 1996, as amended, under Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock registered by the Company hereby will be passed upon for the Company by Goodwin, Procter & Hoar LLP, Boston, Massachusetts. The president of a professional corporation which is a partner in the firm of Goodwin, Procter & Hoar LLP beneficially owns an aggregate of approximately 53,642 shares of Common Stock. The president of another professional corporation which is a partner in Goodwin, Procter & Hoar LLP beneficially owns 4,000 shares of Common Stock.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        Article V of the Company's Amended and Restated By-laws (the "By-laws") provides for indemnification by the Company of its directors, officers and certain non-officer employees under certain circumstances against expenses (including judgments, fines and amounts reasonably paid in settlement) incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

         The Company carries directors' and officers' liability insurance covering its directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8.  EXHIBITS.

         The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement.

EXHIBITS

     4.1  Amended and Restated Certificate of Incorporation.*
     4.2  Amended and Restated By-laws.*
     5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
    23.1  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1).
    23.2  Consent of Arthur Andersen LLP, Independent Accountants.
    24.1  Powers of Attorney (included on signature page hereto).
    99.1 Form of Inverness Medical Technology, Inc. Amended and Restated 2000 Stock Option and Grant Plan.

     * Incorporated by reference to the Company's registration statement on Form SB-2, No. 333-4830-NY.

Item 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be include in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Inverness Medical Technology, Inc. pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on August 24, 2000.

                                    INVERNESS MEDICAL TECHNOLOGY, INC.

                                    By:  /s/ Kenneth D. Legg, Ph.D.
                                         ------------------------------
                                         Kenneth D. Legg, Ph.D.,
                                         Secretary and Executive Vice President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Inverness Medical Technology, Inc. hereby severally constitute Kenneth D. Legg, Ph.D., Ron Zwanziger and Jeffrey A. Templer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Inverness Medical Technology, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


              SIGNATURE                                   CAPACITY                                     DATE
/s/ Ron Zwanziger                           Director, President and                              August 24, 2000
--------------------------------            Chief Executive Officer
Ron Zwanziger                               (Principal Executive Officer)


/s/ Jeffrey A. Templer                      Chief Financial Officer (Principal Financial         August 24, 2000
--------------------------------            Officer)
Jeffrey A. Templer

/s/ Ernest A. Carabillo, Jr.                Director                                             August 24, 2000
--------------------------------
Ernest A. Carabillo, Jr.

/s/ Carol R. Goldberg                       Director                                             August 24, 2000
--------------------------------
Carol R. Goldberg

/s/ John F. Levy                            Director                                             August 24, 2000
--------------------------------
John F. Levy

/s/ Robert Oringer                          Director                                             August 24, 2000
--------------------------------
Robert Oringer

                                            Director                                             August   , 2000
--------------------------------
Edward B. Roberts

/s/ Peter Townsend                          Director                                             August 24, 2000
--------------------------------
Peter Townsend

/s/ Willard Lee Umphrey                     Director                                             August 24, 2000
--------------------------------
Willard Lee Umphrey


                                 EXHIBIT INDEX

EXHIBIT NO.                     DESCRIPTION                                             PAGE
       4.1      Amended and Restated Certificate of Incorporation.*

       4.2      Amended and Restated By-laws.*

       5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.

       23.1     Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
                5.1).

       23.2     Consent of Arthur Andersen LLP, Independent Accountants.

       24.1     Powers of Attorney (included on signature page hereto).

       99.1     Form of Inverness Medical Technology, Inc. Amended and
                Restated 2000 Stock Option and Grant Plan.


     * Incorporated by reference to the Company's registration statement on Form SB-2, No. 333-4830-NY.